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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES ACT OF 1934

July 27, 2000
Date of Report (Date of earliest event reported)

PacificNet.com, Inc.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-24985	11-2854355
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7808 Creekridge Circle, Suite 101, Bloomington, MN 55439
(Address of Principal Executive Offices)

(952) 829-5888
(Registrant's Telephone Number)

Creative Master International, Inc., 18 Bedford Rd., Casey Ind. Bldg., 8th Floor,
Taikoktsui, Kowloon, Hong Kong
(Former Name and Address)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

On July 27, 2000 (July 28, 2000 Hong Kong time), the acquisition of PacificNet.com LLC ("PNC") by Creative Master International, Inc., the Registrant (the "Company"), was completed. Pursuant to a share exchange agreement among the parties, the Company acquired all membership interests in PNC issued and outstanding immediately prior to the closing and issued to the PNC members, pro rata in accordance with their relative ownership of membership interests, an aggregate of 7,166,666 shares of its common stock (on a post-reverse stock split basis; see the following paragraph). As a result of this exchange, PNC became a wholly-owned subsidiary of the Company and the former PNC members became the holders of more than 80% of the common stock of the Company.

In connection with the acquisition of PNC, the Company's name was changed to "PacificNet.com, Inc." in order to reflect the primary business focus of the Company following the acquisition. Also, pursuant to the share exchange agreement, the Company amended its Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 125,000,000. On June 23, 2000, the Board of Directors of the Company declared a one-for-three reverse stock split that became effective on July 27, 2000.

Pursuant to the share exchange agreement, all but one of the existing directors of the Company, Mr. Clayton K. Trier, resigned immediately following the transaction. On July 27, 2000, the Board of Directors was increased to eight members and seven directors designated by PNC were elected to the Board of Directors as set forth below:

      Oei Hong Leong
      Tony I. Tong
      Franky Widjaja
      Richard Hui
      David Bussman
      David Norman
      Donald W. Tang

Following their election, the new directors will serve until the 2001 annual meeting of the Company and until their successors are elected.

The following table sets forth the names of persons acquiring common stock of the Company pursuant to the share exchange agreement, the number of shares acquired, and the percentage of beneficial ownership immediately following consummation of the transaction:

Name	Amount and Nature of Beneficial Ownership (Number of Shares)(1)	Percent of Class
China Internet Global Alliance Limited(2) B2B Ltd. China Pharmaceutical Industrial Limited	2,413,890	27.3
FortuneTel.com Holdings Limited(3) Fortune E-Commerce Ltd	796,583	9.0
Oei Hong Leong(4)	693,995	7.8
Asia Pulp & Paper Company Ltd(5) APP China Group Limited	603,472	6.8
Tony I. Tong(6)	506,917	5.7
Tong Cho Sam(7) Sino Mart Management Ltd.	482,778	5.4

Green Plant, Inc.	440,535	*
Alpha One Limited	301,736	*
Richard Wan Sang Hui(8)	181,042	*
Pure Technology International Ltd.	181,042	*
Eastern Road Group Limited	172,420	*
Sally Li Lee(9)	75,434	*
John Farrell	60,347	*
Li Ling Xiu	60,347	*
Lau Siu Ying	60,347	*
Simon Chu	60,347	*
James Mullin	30,174	*
Paul Chow	27,156	*
Catherine Ma Wai Man(10)	18,104	*

Total	7,166,666	81.1%

*
Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except as indicated by footnote and subject to community property laws where applicable, to the Company's knowledge, the stockholders named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)
B2B Ltd., an investment holding company wholly owned by China Internet Global Alliance Limited ("CIG"), directly beneficially owned 2,413,890 shares as of the date hereof. CIG indirectly beneficially owned 2,421,523 shares as of the date hereof due to (1) its 100% ownership of B2B Ltd. and (2) its partial ownership of China Pharmaceutical Industrial Limited, a subsidiary which beneficially owned 8,133 shares as of the date hereof. Shares owned by China Pharmaceutical Industrial Limited are excluded from the above chart in that they were purchased on the open market rather than acquired in the transaction. Mr. Oei Hong Leong is the Chairman and Chief Executive Officer of CGI. Ms. Catherine Ma is a Director of CGI.

(3)
Fortune E-Commerce Ltd, an investment holding company wholly owned by FortuneTel.com Holdings Limited, directly beneficially owned 796,583 shares as of the date hereof. FortuneTel.com Holdings Limited indirectly beneficially owned such shares as of the date hereof due to its 100% ownership of Fortune E-Commerce Ltd. Mr. Lau Siu Ying is the Chairman and Chief Executive Officer of FortuneTel.com Holdings Limited and a Director of Fortune E-Commerce Ltd.

(4)
Mr. Oei Hong Leong has been elected to the Company's Board of Directors. As noted above, he is the Chairman and Chief Executive Officer of CGI.

(5)
APP China Group Limited, an investment holding company wholly owned by Asia Pulp & Paper Company Ltd., directly beneficially owned 603,472 shares as of the date hereof. Asia Pulp & Paper Company Ltd. indirectly beneficially owned such shares as of the date hereof due to its 100% ownership of APP China Group Limited. Mr. Franky Widjaja is an officer of the controlling shareholder of APP China Group Limited and the brother of Mr. Oei Hong Leong. Mr. Widjaja has been elected to the Company's Board of Directors.

(6)
Excludes 482,778 shares owned as of the date hereof by Sino Mart Management Ltd., an entity owned by Mr. Tong Cho Sam, the father of Mr. Tony Tong, as to which shares Mr. Tony Tong disclaims beneficial ownership. Mr. Tony Tong has been elected Chief Executive Officer of the Company and a member of its Board of Directors.

(7)
Sino Mart Management Limited, an investment holding company wholly owned by Mr. Tong Cho Sam, directly beneficially owned 482,778 shares as of the date hereof. Mr. Tong Cho Sam indirectly beneficially owned such shares as of the date hereof due to his 100% ownership of Sino Mart Management Limited. Mr. Tong Cho Sam is Chairman and Sole Director of Sino Mart Management Limited and the father of Mr. Tony Tong.

(8)
Excludes 75,434 shares owned by Ms. Sally Lee, Mr. Hui's wife, as to which shares Mr. Hui disclaims beneficial ownership. Mr. Hui has been elected to the Company's Board of Directors.

(9)
Excludes 181,042 shares owned by Richard Wan Sang Hui, husband of Ms. Lee, as to which shares Ms. Lee disclaims beneficial ownership.

(10)
As noted above, Ms. Catherine Ma Wai Man is a Director of CGI.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On July 27, 2000 (July 28, 2000 Hong Kong time), the Company consummated the acquisition of PNC. The acquisition was accomplished by means of a share exchange agreement dated February 17, 2000 and a supplement to this share exchange agreement dated April 29, 2000 (collectively, the "Exchange Agreement"), pursuant to which the Company acquired all outstanding membership interests in PNC for 7,166,666 shares of common stock. The consideration issued by the Company to the former PNC members named in Item 1 of this 8-K Report, consisting of 7,166,666 shares of common stock, was established through negotiation between the parties. The Board of Directors of the Company established a special committee of the Board to, among other things, review the methodology used and the findings and conclusions reached by Roth Capital Partners, including the opinion of that firm as to the fairness of the proposed acquisition to the stockholders of the Company from a financial point of view. After consultation with the special committee, the Board of Directors authorized the Company to acquire PNC. The stockholders approved the Exchange Agreement at the annual meeting of the Company held on June 21, 2000.

There was no material relationship between the Company and PNC, or their directors, officers or principal equity holders, prior to the closing of the transaction.

The common stock of the Company issued to the members of PNC was not registered under the Securities Act of 1933, as amended in reliance upon the exemption provided in Section 4(2) of the Securities Act, as a sale of securities not involving a public offering. The exchange by the Company of its common stock for membership interests was with a limited number of persons (19 members of PNC), all of whom were sophisticated investors, executive officers, managers, governors or employees of PNC. The offer and sale was effected without the services of an underwriter and without a general solicitation. No commission was paid by the Company to any person in connection with the transaction.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

    Not Applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

    Not Applicable.

ITEM 5.  OTHER EVENTS.

  (a)
  General

Change in Business Focus as a Result of the PNC Acquisition

On July 27, 2000, the Company completed the acquisition of PNC as discussed under Items 1 and 2 above. Following the Closing, the Company's primary business focus is PNC's business-to-business electronic commerce services and solutions with an emphasis on Asian businesses and other companies that are involved in or seek to become more involved in trans-Pacific B2B trade. The Company's "Creative Master" subsidiary will continue to operate its business of manufacturing collectible-quality, die-cast replicas of cars, trucks, buses and other items. The Company has indicated an interest in disposing of the Creative Master operations, and a management group led by Creative Master's Chief Executive Officer, Mr. Carl Tong, has indicated an interest in purchasing this manufacturing business. However, there are no formal understandings or arrangements with respect to a disposition of the Creative Master business, and this matter will be reviewed by the Company's Board of Directors at its next meeting.

Overview and History of PNC

Founded in July 1999, PNC is engaged in developing, marketing and supporting full-service business-to-business ("B2B") e-commerce solutions for Asian businesses and other companies that are involved or seek to become more involved in trans-Pacific B2B trade.

PNC's principal focus to date has been on designing the "PacificNet.com Solution" and establishing and entering into strategic relationships with Asian and North American business partners and e-commerce solution providers. PNC's business strategy is to offer Asian businesses complete e-commerce solutions, including front-end services such as web site design, hosting, product database development and management, and shopping cart applications, and back-end services such as order processing and transaction payment processing. PNC has developed a proprietary e-commerce solution called eMerchant 2000 for small and medium-sized Asian businesses. A substantial number of small and medium-sized enterprises ("SMEs") have signed on to use eMerchant 2000, and installations are currently in progress, primarily in Hong Kong and the PRC. In addition, PNC has been engaged to develop B2B e-commerce solutions for certain strategic partners and other major Asian companies. PNC's U.S. office is developing specific solutions as well as strategic partnerships to facilitate trans-Pacific B2B trade for its North American customers and partners.

PNC's Asian headquarters and operations are located in Hong Kong. PNC's U.S. headquarters and operations are located in Minneapolis, Minnesota. PNC currently has sales and development offices in Minneapolis, Vancouver, Hong Kong, Shanghai and Kuala Lumpur.

  (b)
  Risks Related to the Business of PNC

The Company is filing herewith a Cautionary Statement (Exhibit 99) pursuant to the Private Securities Litigation Reform Act of 1995 for use as a readily available written document to which reference may be made in connection with forward-looking statements, as defined in such act.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

    Not applicable.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial statements of businesses acquired.
The financial statements required by this Item will be filed by amendment not later than sixty (60) days after the date that this initial report on Form 8-K must be filed.
(b)	Pro forma financial information.
The pro forma financial information required by this Item will be filed by amendment not later than sixty (60) days after the date that the initial report on Form 8-K must be filed.
(c)	Exhibits.
	Exhibit 2.1	Share Exchange Agreement dated February 17, 2000, between Registrant and holders of membership interests in PacificNet.com LLC.
	Exhibit 2.2	Supplement to Share Exchange Agreement dated April 29, 2000, between Registrant and holders of membership interests in PacificNet.com LLC.
	Exhibit 3.1	Certificate of Incorporation, as amended.
	Exhibit 99	Cautionary Statement.

ITEM 8.  CHANGE IN FISCAL YEAR.

    Not applicable.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 11, 2000	PACIFICNET.COM, INC.
	By:	/s/ TONY I. TONG Tony I. Tong Chief Executive Officer

EXHIBIT INDEX

Number	Description
2.1	Share Exchange Agreement dated February 17, 2000, between Registrant and holders of membership interests in PacificNet.com LLC.
2.2	Supplement to Share Exchange Agreement dated April 29, 2000, between Registrant and holders of membership interests in PacificNet.com LLC.
3.1	Certificate of Incorporation, as amended.
99	Cautionary Statement.

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SIGNATURES
EXHIBIT INDEX